Exhibit 5.1

December 4, 2008

Board of Directors

Webster Financial Corporation

Webster Plaza

145 Bank Street

Waterbury, CT 06702

Ladies and Gentlemen:

We are acting as counsel to Webster Financial Corporation, a Delaware corporation (the “Company”) and the sponsor of Webster Capital Trust V, Webster Capital Trust VI and Webster Capital Trust VII, each a Delaware business trust (each a “Trust” and collectively, the “Trusts”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of trust preferred securities of the Trust (“Trust Preferred Securities”) and one or more series of the following securities of the Company: (i) unsecured debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) Preferred Stock represented by depositary receipts (the “Depositary Shares”), (iv) shares of common stock, par value $0.01 per share (the “Common Stock”), (v) purchase contracts representing an obligation to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Trust Preferred Securities and Warrants (as defined herein) (the “Purchase Contracts”), (vi) units consisting of any combination of two or more Securities (as defined herein) (the “Units”), (vii) warrants to purchase Securities (the “Warrants”) and (viii) guarantees by the Company of Trust Preferred Securities issued by the Trusts for the benefit of the holders of the Trust Preferred Securities (the “Guarantees” and, together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units and Warrants the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in a prospectus forming a part of the Registration Statement, and as may be set forth in one or more supplements to any such prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and/or the applicable prospectus supplement and in accordance with the Company’s Second Restated Certificate of Incorporation, as amended (the “Company Certificate”), the Company’s Bylaws, as amended, and applicable Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have become effective under the Act and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture for Debt Securities, substantially in the form of one of such indentures filed as Exhibits 4.5, 4.6 and 4.7, respectively, to the Registration Statement (the “Indenture”); (iv) the Indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) prior to any issuance of Preferred Stock or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial institution or other party identified therein as a depositary; (vii) any Purchase Contracts will be issued under one or more agreements, each to be between the Company and a financial institution or other party identified therein; (viii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution or other party identified therein as warrant agent; (ix) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as unit agent; (x) any Guarantees will be issued under one or more guarantee agreements, each to be between the Company and a financial institution or other party identified therein as a trustee, for which the governing law shall be the laws of the State of New York; (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xii) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the warrant agreement for any Warrants, under the purchase contract agreement for any Purchase Contracts, under the deposit agreement for any Depositary Shares, under the unit agreement for any Units and the guarantee agreement (and the amended and restated trust agreement of the Trust that issues the related Trust Preferred Securities) for any Guarantees, namely, the trustee, the warrant agent, the depositary, the unit agent or guarantee trustee (and the applicable Trust and the institutional trustees of such Trust), respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, purchase contract agreement, deposit agreement, unit agreement or guarantee agreement (or trust agreement), as applicable; that such indenture, warrant agreement, purchase contract agreement, deposit agreement, unit agreement or guarantee agreement (or trust agreement), as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, purchase contract agreement, deposit agreement, unit agreement or guarantee agreement (or trust agreement), as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, purchase contract agreement, deposit agreement, unit agreement or guarantee agreement (or trust agreement), as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (d), (e), (f), (g) and (h), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants or Purchase Contracts), upon due execution and delivery of the Indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b) The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that is duly issued upon the exercise of Warrants or Purchase Contracts and receipt by the Company of any additional consideration payable upon such exercise) will be validly issued, fully paid and nonassessable.

(c) The Common Stock (including any Common Stock that is duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants or Purchase Contracts and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor will be validly issued, fully paid and nonassessable.

(d) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(f) The Purchase Contracts, upon due execution and delivery of an agreement relating thereto on behalf of the Company and the agent identified therein, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

(g) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying securities that are components of such Units in accordance with any applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), certificate of designations (in the case of underlying Preferred Stock), deposit agreement (in the case of underlying Depositary Shares), warrant agreement (in the case of underlying Warrants) or purchase contract agreement (in the case of underlying Purchase Contracts), and assuming that the underlying securities that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

(h) The Guarantees, upon due execution and delivery of a guarantee agreement relating thereto by the Company and the guarantee trustee named therein and due authentication of the Guarantees by such guarantee trustee, and upon the due execution and delivery of the related Trust Preferred Securities by the applicable Trust as contemplated in the trust agreement of such Trust, such Guarantees will constitute valid and binding obligations of the Company.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed above is also subject to the effect of: (a) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON LLP

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